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    As filed with the Securities and Exchange Commission on November 9, 2001.

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       WEIGHT WATCHERS INTERNATIONAL, INC.
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              (Exact Name of Registrant as Specified in its Charter)


                   Virginia                                   11-6040273
    ----------------------------------------               ------------------
    (State of Incorporation or Organization)               (I.R.S. Employer
                                                           Identification No.)

  175 Crossways Park West, Woodbury, New York  11797-2055          63101
------------------------------------------------------------    ------------
          (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b)of the Exchange Act and           securities pursuant to
is effective pursuant to General Exchange      sections 12(g) of the Exchange
Act and is effective pursuant to General       Act and is effective pursuant to
Instruction A.(c), please check the            General Instruction A.(d), please
following box. |X|                             check the following box |_|



Securities Act registration statement file number to which
this form relates:    333-69362
                     -------------
                    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                         Name of Each Exchange on Which
  to be so Registered                         Each Class is to be Registered
  -------------------                         ------------------------------


COMMON STOCK, NO PAR VALUE                           NEW YORK STOCK EXCHANGE
PREFERRED STOCK PURCHASE RIGHTS                      NEW YORK STOCK EXCHANGE
-------------------------------                      ------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                  NONE
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                            (Title of Class)


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ITEM 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock, no par value (the "Common Stock"), and the preferred stock purchase rights issued pursuant to the Rights Agreement (the "Rights" and together with the Common Stock, the "Securities") of Weight Watchers International, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-69362) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

ITEM 2:  EXHIBITS.

         3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement No. 333-69362).

         3.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Form S-1 Registration Statement No. 333-69362).

         4.1 Form of Rights Agreement between the Registrant and EquiServe Trust Company, N.A. (Incorporated by reference to Exhibit 4.5 of the Registrant's Form S-1 Registration Statement
               No. 333-69362).

         4.2 Specimen of a Common Stock certificate (Incorporated by reference to Exhibit 4.6 of the Registrant's Form S-1 Registration Statement No. 333-69362).


                                       2
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             WEIGHT WATCHERS INTERNATIONAL, INC.



Date:  November 9, 2001                       By: /s/ Robert W. Hollweg
                                                 ------------------------
                                              Name:  Robert W. Hollweg
                                              Title: Vice President, General
                                                        Counsel and Secretary